Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

DOWNERS GROVE, Ill., January 31, 2023 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the fourth quarter and full year ended December 31, 2022. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended December 31,			Years Ended December 31,
($ in millions, except per share data)	2022	2021	% Change	2022	2021	% Change
U.S. GAAP
Revenue	$2,139	$1,989	8%	$8,508	$7,907	8%
Net earnings	264	363	(27)%	1,065	1,124	(5)%
Diluted EPS	1.87	2.49	(25)%	7.42	7.74	(4)%

Non-GAAP
Organic revenue change			9%			9%
Adjusted net earnings [1]	305	259	18%	1,213	1,109	9%
Adjusted diluted EPS	2.16	1.78	21%	8.45	7.63	11%

1 Q4 2022 and 2021 adjusted net earnings exclude after tax purchase accounting expenses of $31.6 million and $27.0 million, respectively, and restructuring and other costs of $9.6 million and $22.1 million, respectively. Full year 2022 and 2021 adjusted net earnings exclude after tax purchase accounting expenses of $139.4 million and $107.2 million, respectively, and restructuring and other costs of $30.8 million and $31.1 million, respectively. Full year 2022 also excludes a $22.6 million reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act, and Q4 and full year 2021 exclude a $135.1 million gain on the sale of Unified Brands and a $18.0 million gain related to the sale of our Race Winning Brands equity method investment.

For the quarter ended December 31, 2022, Dover generated revenue of $2.1 billion, an increase of 8% (+9% organic). GAAP net earnings of $264 million decreased 27%, and GAAP diluted EPS of $1.87 was down 25%. On an adjusted basis, net earnings of $305 million increased 18% and adjusted diluted EPS of $2.16 was up 21%.

For the full year ended December 31, 2022, Dover generated revenue of $8.5 billion, an increase of 8% (+9% organic). GAAP net earnings of $1,065 million decreased 5%, and GAAP diluted EPS of $7.42 was down 4%. On an adjusted basis, net earnings of $1,213 million increased 9%, and adjusted diluted EPS of $8.45 was up 11%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover's President and Chief Executive Officer, Richard J. Tobin, said, "Dover delivered strong revenue growth and margin improvement in the fourth quarter driven by rigorous execution and improving price-cost dynamics that more than offset the impact of input shortages, inflationary cost pressures and foreign currency translation.

Demand trends remained constructive across the portfolio in 2022. Lead times in many businesses have returned to pre-pandemic levels as global supply chains improved. Our order backlog remains elevated compared to normal levels and provides us good top line visibility into next year.

During the fourth quarter, we focused on improving our product delivery metrics and driving solid incremental margins. Additionally, we took numerous measures to improve productivity and efficiency into 2023, principally enabled by advances we achieved in e-

commerce adoption, back-office consolidation and SKU complexity reduction. The strong margin performance in the fourth quarter is a testament to the high quality of the team’s work, and we expect further benefits from our recent efforts in 2023.

We continued to deploy capital toward portfolio improvement, growth and efficiency in 2022. We stepped up capital expenditures towards productivity projects and capacity expansions. We completed several attractive bolt-on acquisitions that provide exposure to high-growth technologies and markets. Finally, we took the opportunity to return capital to shareholders via repurchases principally in the second half of the year.

We enter 2023 with a constructive stance. Demand trends in our industrial markets remain healthy and we have a significant volume of business in backlog entering the new year. Expected revenue growth, pricing actions and productivity measures from 2022 lay the foundation for margin accretion in 2023. We have high confidence in Dover’s resilient markets, flexible business model and proven execution playbook. Our strategy for superior through-cycle shareholder value creation remains unchanged: to combine solid and consistent growth above GDP, strong operational execution generating meaningful margin accretion over time, and value-added disciplined capital deployment."

FULL YEAR 2023 GUIDANCE:

In 2023, Dover expects to generate GAAP EPS in the range of $7.87 to $8.07 (adjusted EPS of $8.85 to $9.05), based on full year revenue growth of 3% to 5% (all-in and organic).

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its fourth quarter and full year 2022 results at 9:00 A.M. Eastern Time (8:00 A.M. Central Time) on Tuesday, January 31, 2023. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's fourth quarter results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 25,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate, supply chain constraints and labor shortages that could result in production stoppages, inflation in material input costs and freight logistics, the impacts of COVID-19, or other future pandemics, on the global economy and on our customers, suppliers, employees, business and cash flows, the impact on global or a regional economy due to the outbreak or escalation of hostilities or war, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FOURTH QUARTER AND FULL YEAR 2022

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data*)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenue	$2,139,181	$1,989,235	$8,508,088	$7,907,081
Cost of goods and services	1,372,852	1,267,748	5,444,532	4,937,295
Gross profit	766,329	721,487	3,063,556	2,969,786
Selling, general, and administrative expenses	413,611	438,685	1,684,226	1,688,278
Operating earnings	352,718	282,802	1,379,330	1,281,508
Interest expense	33,126	26,402	116,456	106,319
Interest income	(1,462)	(1,353)	(4,430)	(4,441)
Gain on dispositions	—	(206,338)	—	(206,338)
Other income, net	(2,359)	3,378	(20,201)	(14,858)
Earnings before provision for income taxes	323,413	460,713	1,287,505	1,400,826
Provision for income taxes	59,834	97,928	222,129	277,008
Net earnings	$263,579	$362,785	$1,065,376	$1,123,818

Net earnings per share:
Basic	$1.88	$2.52	$7.47	$7.81
Diluted	$1.87	$2.49	$7.42	$7.74
Weighted average shares outstanding:
Basic	140,343	144,005	142,681	143,923
Diluted	141,168	145,460	143,595	145,273

Dividends paid per common share	$0.505	$0.500	$2.01	$1.99

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2022					2021
	Q1	Q2	Q3	Q4	FY 2022	Q1	Q2	Q3	Q4	FY 2021
REVENUE
Engineered Products	$487,647	$514,436	$516,501	$525,048	$2,043,632	$428,127	$442,091	$447,798	$462,811	$1,780,827
Clean Energy & Fueling	458,395	494,075	464,022	462,015	1,878,507	389,678	437,042	410,561	410,872	1,648,153
Imaging & Identification	272,255	275,951	282,371	293,238	1,123,815	284,328	294,076	292,535	292,428	1,163,367
Pumps & Process Solutions	435,195	441,127	433,558	418,355	1,728,235	394,377	428,701	438,240	447,316	1,708,634
Climate & Sustainability Technologies	399,078	434,164	462,671	441,811	1,737,724	372,077	430,506	429,425	376,167	1,608,175
Intersegment eliminations	(669)	(1,038)	(832)	(1,286)	(3,825)	(686)	(740)	(290)	(359)	(2,075)
Total consolidated revenue	$2,051,901	$2,158,715	$2,158,291	$2,139,181	$8,508,088	$1,867,901	$2,031,676	$2,018,269	$1,989,235	$7,907,081

NET EARNINGS
Segment Earnings:
Engineered Products	$71,130	$81,671	$90,145	$103,573	$346,519	$76,684	$71,255	$67,376	$62,537	$277,852
Clean Energy & Fueling	72,962	99,034	90,208	90,789	352,993	79,572	93,430	80,101	74,083	327,186
Imaging & Identification	58,598	61,392	74,477	73,617	268,084	63,618	66,565	70,635	66,114	266,932
Pumps & Process Solutions	146,617	138,048	128,573	119,780	533,018	128,895	146,759	150,275	149,664	575,593
Climate & Sustainability Technologies	53,609	64,181	75,190	61,504	254,484	43,475	56,905	49,734	35,403	185,517
Total segment earnings	402,916	444,326	458,593	449,263	1,755,098	392,244	434,914	418,121	387,801	1,633,080
Purchase accounting expenses [1]	53,286	47,019	40,526	40,272	181,103	35,516	35,162	35,587	35,715	141,980
Restructuring and other costs (benefits) [2]	10,552	7,944	8,613	11,881	38,990	4,162	10,779	(3,201)	26,696	38,436
Loss (gain) on dispositions [3]	194	—	—	—	194	—	—	—	(206,338)	(206,338)
Corporate expense / other [4,5]	37,404	27,967	27,876	42,033	135,280	37,173	39,910	33,249	45,966	156,298
Interest expense	26,552	26,989	29,789	33,126	116,456	26,823	26,661	26,433	26,402	106,319
Interest income	(775)	(949)	(1,244)	(1,462)	(4,430)	(680)	(942)	(1,466)	(1,353)	(4,441)
Earnings before provision for income taxes	275,703	335,356	353,033	323,413	1,287,505	289,250	323,344	327,519	460,713	1,400,826
Provision for income taxes	49,550	45,738	67,007	59,834	222,129	56,481	58,836	63,763	97,928	277,008
Net earnings	$226,153	$289,618	$286,026	$263,579	$1,065,376	$232,769	$264,508	$263,756	$362,785	$1,123,818

SEGMENT EARNINGS MARGIN
Engineered Products	14.6%	15.9%	17.5%	19.7%	17.0%	17.9%	16.1%	15.0%	13.5%	15.6%
Clean Energy & Fueling	15.9%	20.0%	19.4%	19.7%	18.8%	20.4%	21.4%	19.5%	18.0%	19.9%
Imaging & Identification	21.5%	22.2%	26.4%	25.1%	23.9%	22.4%	22.6%	24.1%	22.6%	22.9%
Pumps & Process Solutions	33.7%	31.3%	29.7%	28.6%	30.8%	32.7%	34.2%	34.3%	33.5%	33.7%
Climate & Sustainability Technologies	13.4%	14.8%	16.3%	13.9%	14.6%	11.7%	13.2%	11.6%	9.4%	11.5%
Total segment earnings margin	19.6%	20.6%	21.2%	21.0%	20.6%	21.0%	21.4%	20.7%	19.5%	20.7%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[2] Restructuring and other costs (benefits) relate to actions taken for headcount reductions, facility consolidations and site closures, exit costs, and other asset charges.
[3] Loss (gain) on dispositions includes working capital adjustments related to dispositions.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

5 Q4 and FY 2022 include a $6.3 million settlement charge related to our U.S. qualified defined benefit plan.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2022					2021
	Q1	Q2	Q3	Q4	FY 2022	Q1	Q2	Q3	Q4	FY 2021
Net earnings per share:
Basic	$1.57	$2.01	$2.01	$1.88	$7.47	$1.62	$1.84	$1.83	$2.52	$7.81
Diluted	$1.56	$2.00	$2.00	$1.87	$7.42	$1.61	$1.82	$1.81	$2.49	$7.74

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$226,153	$289,618	$286,026	$263,579	$1,065,376	$232,769	$264,508	$263,756	$362,785	$1,123,818

Weighted average shares outstanding:
Basic	144,087	143,832	142,506	140,343	142,681	143,765	143,941	143,976	144,005	143,923
Diluted	145,329	144,669	143,257	141,168	143,595	144,938	145,118	145,440	145,460	145,273

* Per share data may be impacted by rounding.

DOVER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)(in thousands)

	December 31, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$380,868	$385,504
Receivables, net of allowances	1,516,871	1,347,514
Inventories, net	1,366,608	1,191,095
Prepaid and other current assets	159,118	137,596
Property, plant and equipment, net	1,004,825	957,310
Goodwill	4,669,494	4,558,822
Intangible assets, net	1,333,735	1,359,522
Other assets and deferred charges	465,000	466,264
Total assets	$10,896,519	$10,403,627

Liabilities and Stockholders' Equity:
Short-term borrowings	$735,772	$105,702
Payables, accrued expenses and other current liabilities	2,037,502	2,144,639
Deferred taxes and other non-current liabilities	894,366	945,044
Long-term debt	2,942,513	3,018,714
Stockholders' equity	4,286,366	4,189,528
Total liabilities and stockholders' equity	$10,896,519	$10,403,627

DOVER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)(in thousands)

	Years Ended December 31,
	2022	2021
Operating activities:
Net earnings	$1,065,376	$1,123,818
Depreciation and amortization	307,538	290,123
Stock-based compensation	30,821	31,111
Contributions to employee benefit plans	(12,890)	(14,383)
Gain on dispositions	—	(206,338)
Net change in assets and liabilities	(585,121)	(108,466)
Net cash provided by operating activities	805,724	1,115,865

Investing activities:
Additions to property, plant and equipment	(220,962)	(171,465)
Acquisitions (net of cash and cash equivalents acquired)	(312,855)	(1,112,075)
Proceeds from the sale of property, plant and equipment	6,061	7,070
Proceeds from dispositions	—	274,982
Other	(13,168)	8,735
Net cash used in investing activities	(540,924)	(992,753)

Financing activities:
Change in commercial paper and other short-term borrowings, net	629,891	105,000
Dividends to stockholders	(287,551)	(286,896)
Repurchase of common stock, including accelerated share repurchase program	(585,000)	(21,637)
Payments to settle employee tax obligations on exercise of share-based awards	(14,637)	(41,924)
Other	(2,968)	(4,423)
Net cash used in financing activities	(260,265)	(249,880)

Effect of exchange rate changes on cash	(9,171)	(803)

Net decrease in cash and cash equivalents	(4,636)	(127,571)
Cash and cash equivalents at beginning of period	385,504	513,075
Cash and cash equivalents at end of period	$380,868	$385,504

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2022					2021
	Q1	Q2	Q3	Q4	FY 2022	Q1	Q2	Q3	Q4	FY 2021
Adjusted net earnings:
Net earnings	$226,153	$289,618	$286,026	$263,579	$1,065,376	$232,769	$264,508	$263,756	$362,785	$1,123,818
Purchase accounting expenses, pre-tax [1]	53,286	47,019	40,526	40,272	181,103	35,516	35,162	35,587	35,715	141,980
Purchase accounting expenses, tax impact [2]	(12,538)	(11,013)	(9,494)	(8,689)	(41,734)	(8,720)	(8,571)	(8,700)	(8,763)	(34,754)
Restructuring and other costs (benefits), pre-tax [3]	10,552	7,944	8,613	11,881	38,990	4,162	10,779	(3,201)	26,696	38,436
Restructuring and other costs (benefits), tax impact [2]	(2,191)	(1,803)	(1,921)	(2,311)	(8,226)	(1,031)	(2,597)	902	(4,610)	(7,336)
Loss (gain) on dispositions, pre-tax [4]	194	—	—	—	194	—	—	—	(206,338)	(206,338)
Loss (gain) on dispositions, tax-impact [2]	(27)	—	—	—	(27)	—	—	—	53,218	53,218
Tax Cuts and Jobs Act [5]	—	(22,579)	—	—	(22,579)	—	—	—	—	—
Adjusted net earnings	$275,429	$309,186	$323,750	$304,732	$1,213,097	$262,696	$299,281	$288,344	$258,703	$1,109,024

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.56	$2.00	$2.00	$1.87	$7.42	$1.61	$1.82	$1.81	$2.49	$7.74
Purchase accounting expenses, pre-tax [1]	0.37	0.33	0.28	0.29	1.27	0.25	0.24	0.24	0.25	0.98
Purchase accounting expenses, tax impact [2]	(0.09)	(0.08)	(0.07)	(0.06)	(0.30)	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)
Restructuring and other costs (benefits), pre-tax [3]	0.07	0.05	0.06	0.08	0.26	0.03	0.07	(0.02)	0.18	0.26
Restructuring and other costs (benefits), tax impact [2]	(0.02)	(0.01)	(0.01)	(0.02)	(0.06)	(0.01)	(0.02)	0.01	(0.03)	(0.05)
Loss (gain) on dispositions, pre-tax [4]	—	—	—	—	—	—	—	—	(1.42)	(1.42)
Loss (gain) on dispositions, tax-impact [2]	—	—	—	—	—	—	—	—	0.37	0.37
Tax Cuts and Jobs Act [5]	—	(0.16)	—	—	(0.16)	—	—	—	—	—
Adjusted diluted net earnings per share	$1.90	$2.14	$2.26	$2.16	$8.45	$1.81	$2.06	$1.98	$1.78	$7.63

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. Q1, Q2, and FY 2022 include $12,487, $7,158, and $19,869 of amortization of inventory step-up, respectively, primarily related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.

[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Restructuring and other costs (benefits) relate to actions taken for headcount reductions, facility consolidations and site closures, exit costs, and other asset charges. Q1 and FY 2022 include $5,457 of non-cash foreign currency translation losses reclassified to earnings included within restructuring and other costs (benefits) and $2,117 related to write-off of assets due to an exit from certain Latin America countries for our Climate & Sustainability Technologies segment. Q4 and FY 2021 for our Climate & Sustainability Technologies segment include a $12,073 other than temporary impairment charge related to an equity method investment and a $6,072 write-off of assets incurred in connection with an exit from certain Latin America countries. Q3 and FY 2021 include a $9,078 payment received for previously incurred restructuring costs related to a product line exit in our Engineered Products segment.

4 Q1 2022 and FY 2022 represents working capital adjustments related to the disposition of Unified Brands ("UB") and the Race Winning Brands ("RWB") equity method investment in Q4 2021. Q4 and FY2021 represent a $181,615 gain on disposition of UB in our Climate & Sustainability Technologies segment and a $24,723 gain on disposition of our RWB equity method investment in our Engineered Products segment.

5 Q2 and FY 2022 represent a reduction to income taxes previously recorded related to the Tax Cuts and Jobs Act.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2022					2021
	Q1	Q2	Q3	Q4	FY 2022	Q1	Q2	Q3	Q4	FY 2021
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$71,130	$81,671	$90,145	$103,573	$346,519	$76,684	$71,255	$67,376	$62,537	$277,852
Other depreciation and amortization [1]	7,274	6,799	6,819	6,853	27,745	6,708	5,814	7,132	7,382	27,036
Adjusted segment EBITDA [2]	78,404	88,470	96,964	110,426	374,264	83,392	77,069	74,508	69,919	304,888
Adjusted segment EBITDA margin [2]	16.1%	17.2%	18.8%	21.0%	18.3%	19.5%	17.4%	16.6%	15.1%	17.1%

Clean Energy & Fueling:
Segment earnings [3]	$72,962	$99,034	$90,208	$90,789	$352,993	$79,572	$93,430	$80,101	$74,083	$327,186
Other depreciation and amortization [1]	8,466	6,533	6,893	6,923	28,815	6,489	6,571	6,411	6,371	25,842
Adjusted segment EBITDA [2]	81,428	105,567	97,101	97,712	381,808	86,061	100,001	86,512	80,454	353,028
Adjusted segment EBITDA margin [2]	17.8%	21.4%	20.9%	21.1%	20.3%	22.1%	22.9%	21.1%	19.6%	21.4%

Imaging & Identification:
Segment earnings	$58,598	$61,392	$74,477	$73,617	$268,084	$63,618	$66,565	$70,635	$66,114	$266,932
Other depreciation and amortization [1]	3,497	3,496	3,372	3,820	14,185	3,274	3,544	3,896	3,475	14,189
Adjusted segment EBITDA [2]	62,095	64,888	77,849	77,437	282,269	66,892	70,109	74,531	69,589	281,121
Adjusted segment EBITDA margin [2]	22.8%	23.5%	27.6%	26.4%	25.1%	23.5%	23.8%	25.5%	23.8%	24.2%

Pumps & Process Solutions:
Segment earnings	$146,617	$138,048	$128,573	$119,780	$533,018	$128,895	$146,759	$150,275	$149,664	$575,593
Other depreciation and amortization [1]	9,922	9,787	10,137	10,993	40,839	9,670	9,638	9,832	10,132	39,272
Adjusted segment EBITDA [2]	156,539	147,835	138,710	130,773	573,857	138,565	156,397	160,107	159,796	614,865
Adjusted segment EBITDA margin [2]	36.0%	33.5%	32.0%	31.3%	33.2%	35.1%	36.5%	36.5%	35.7%	36.0%

Climate & Sustainability Technologies:
Segment earnings	$53,609	$64,181	$75,190	$61,504	$254,484	$43,475	$56,905	$49,734	$35,403	$185,517
Other depreciation and amortization [1]	6,495	6,443	6,736	6,530	26,204	6,349	6,682	7,019	6,937	26,987
Adjusted segment EBITDA [2]	60,104	70,624	81,926	68,034	280,688	49,824	63,587	56,753	42,340	212,504
Adjusted segment EBITDA margin [2]	15.1%	16.3%	17.7%	15.4%	16.2%	13.4%	14.8%	13.2%	11.3%	13.2%

Total Segments:
Segment earnings [2,3,4]	$402,916	$444,326	$458,593	$449,263	$1,755,098	$392,244	$434,914	$418,121	$387,801	$1,633,080
Other depreciation and amortization [1]	35,654	33,058	33,957	35,119	137,788	32,490	32,249	34,290	34,297	133,326
Adjusted segment EBITDA [2]	438,570	477,384	492,550	484,382	1,892,886	424,734	467,163	452,411	422,098	1,766,406
Adjusted segment EBITDA margin [2]	21.4%	22.1%	22.8%	22.6%	22.2%	22.7%	23.0%	22.4%	21.2%	22.3%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs (benefits).

[2] Refer to Non-GAAP Disclosures section for definition.
3 Q1, Q2, and FY 2022 exclude $12,097, $6,898, and $18,995 of amortization of inventory step-up, respectively, related to the Q4 2021 acquisitions within our Clean Energy & Fueling segment.
[4] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to net earnings.

DOVER CORPORATION
QUARTERLY NET EARNINGS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2022					2021
	Q1	Q2	Q3	Q4	FY 2022	Q1	Q2	Q3	Q4	FY 2021
Net earnings	$226,153	$289,618	$286,026	$263,579	$1,065,376	$232,769	$264,508	$263,756	$362,785	$1,123,818
Provision for income taxes	49,550	45,738	67,007	59,834	222,129	56,481	58,836	63,763	97,928	277,008
Earnings before provision for income taxes	275,703	335,356	353,033	323,413	1,287,505	289,250	323,344	327,519	460,713	1,400,826
Interest income	(775)	(949)	(1,244)	(1,462)	(4,430)	(680)	(942)	(1,466)	(1,353)	(4,441)
Interest expense	26,552	26,989	29,789	33,126	116,456	26,823	26,661	26,433	26,402	106,319
Corporate expense / other [1,7]	37,404	27,967	27,876	42,033	135,280	37,173	39,910	33,249	45,966	156,298
Loss (gain) on dispositions [2]	194	—	—	—	194	—	—	—	(206,338)	(206,338)
Restructuring and other costs (benefits) [3]	10,552	7,944	8,613	11,881	38,990	4,162	10,779	(3,201)	26,696	38,436
Purchase accounting expenses [4]	53,286	47,019	40,526	40,272	181,103	35,516	35,162	35,587	35,715	141,980
Total segment earnings [6]	402,916	444,326	458,593	449,263	1,755,098	392,244	434,914	418,121	387,801	1,633,080
Add: Other depreciation and amortization [5]	35,654	33,058	33,957	35,119	137,788	32,490	32,249	34,290	34,297	133,326
Total adjusted segment EBITDA [6]	$438,570	$477,384	$492,550	$484,382	$1,892,886	$424,734	$467,163	$452,411	$422,098	$1,766,406

[1] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services overhead costs, deal-related expenses and various administrative expenses relating to the corporate headquarters.

[2] Loss (gain) on dispositions includes working capital adjustments related to dispositions.
[3] Restructuring and other costs (benefits) relate to actions taken for headcount reductions, facility consolidations and site closures, exit costs, and other asset charges.
[4] Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period.
[5] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[6] Refer to Non-GAAP Disclosures section for definition.
7 Q4 and FY 2022 include a $6.3 million settlement charge related to our U.S. qualified defined benefit plan.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

	2022
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
Engineered Products	14.6%	18.6%	17.6%	16.5%	16.8%
Clean Energy & Fueling	0.2%	(1.1)%	(0.5)%	0.3%	(0.3)%
Imaging & Identification	(1.1)%	(0.9)%	4.9%	8.7%	2.9%
Pumps & Process Solutions	12.6%	6.8%	1.9%	(3.9)%	4.1%
Climate & Sustainability Technologies	17.4%	11.4%	19.3%	26.9%	18.5%
Total Organic	9.3%	7.5%	9.0%	9.3%	8.8%
Acquisitions	4.4%	4.1%	4.4%	4.0%	4.2%
Dispositions	(1.6)%	(1.7)%	(1.7)%	(1.1)%	(1.5)%
Currency translation	(2.2)%	(3.6)%	(4.8)%	(4.7)%	(3.9)%
Total*	9.9%	6.3%	6.9%	7.5%	7.6%
* Totals may be impacted by rounding.

	2022
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
United States	9.0%	12.5%	11.2%	7.4%	9.5%
Other Americas	11.0%	(17.7)%	(5.6)%	35.6%	6.9%
Europe	5.8%	11.8%	8.7%	19.4%	11.7%
Asia	18.9%	0.4%	13.0%	(1.2)%	7.2%
Other	9.4%	(14.4)%	(1.5)%	(33.3)%	(11.3)%
Total Organic	9.3%	7.5%	9.0%	9.3%	8.8%
Acquisitions	4.4%	4.1%	4.4%	4.0%	4.2%
Dispositions	(1.6)%	(1.7)%	(1.7)%	(1.1)%	(1.5)%
Currency translation	(2.2)%	(3.6)%	(4.8)%	(4.7)%	(3.9)%
Total*	9.9%	6.3%	6.9%	7.5%	7.6%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	2022 Actual	2023 Guidance
Adjusted net earnings per share*:
Net earnings (GAAP)	$7.42	$7.87 - $8.07
Purchase accounting expenses, net	0.97	0.88
Restructuring and other costs, net	0.20	0.10
Tax Cuts and Jobs Act	(0.16)	—
Adjusted net earnings per share (Non-GAAP)	$8.45	$8.85 - $9.05
* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2022					2021
	Q1	Q2	Q3	Q4	FY 2022	Q1	Q2	Q3	Q4	FY 2021
BOOKINGS

Engineered Products	$541,035	$452,668	$512,374	$498,249	$2,004,326	$528,310	$497,200	$502,767	$585,452	$2,113,729
Clean Energy & Fueling	501,491	487,861	432,259	399,414	1,821,025	422,668	453,146	467,821	398,844	1,742,479
Imaging & Identification	307,104	292,136	281,789	273,170	1,154,199	293,614	299,608	293,782	303,400	1,190,404
Pumps & Process Solutions	459,790	471,693	415,253	362,468	1,709,204	551,365	521,010	490,581	460,105	2,023,061
Climate & Sustainability Technologies	444,852	403,574	422,820	388,527	1,659,773	537,326	606,545	540,280	632,849	2,317,000
Intersegment eliminations	(2,295)	(1,207)	(423)	(1,391)	(5,316)	(863)	(498)	(407)	(290)	(2,058)
Total consolidated bookings	$2,251,977	$2,106,725	$2,064,072	$1,920,437	$8,343,211	$2,332,420	$2,377,011	$2,294,824	$2,380,360	$9,384,615

BACKLOG

Engineered Products	$830,135	$759,589	$742,766	$720,114		$562,557	$613,517	$662,834	$785,085
Clean Energy & Fueling	426,342	411,350	368,050	312,142		238,822	256,497	312,176	383,572
Imaging & Identification	243,411	255,255	241,896	232,812		198,556	206,125	204,766	212,098
Pumps & Process Solutions	704,935	715,646	679,955	686,512		539,097	634,477	682,415	688,931
Climate & Sustainability Technologies	1,218,155	1,186,180	1,139,737	1,068,644		677,309	854,188	964,233	1,174,479
Intersegment eliminations	(1,756)	(1,839)	(1,439)	(1,893)		(544)	(262)	(252)	(225)
Total consolidated backlog	$3,421,222	$3,326,181	$3,170,965	$3,018,331		$2,215,797	$2,564,542	$2,826,172	$3,243,940

Bookings Growth Factors

	2022
	Q1	Q2	Q3	Q4	Q4 YTD
Organic
Engineered Products	3.4%	(8.3)%	0.8%	(13.3)%	(4.7)%
Clean Energy & Fueling	(2.7)%	(4.6)%	(17.6)%	(9.8)%	(8.8)%
Imaging & Identification	7.7%	2.6%	3.7%	(3.6)%	2.6%
Pumps & Process Solutions	(14.0)%	(6.5)%	(12.2)%	(19.1)%	(12.8)%
Climate & Sustainability Technologies	(9.4)%	(24.1)%	(11.3)%	(31.6)%	(19.7)%
Total Organic	(4.3)%	(9.9)%	(8.2)%	(17.5)%	(10.0)%
Acquisitions	4.4%	3.2%	3.6%	2.8%	3.5%
Dispositions	(1.4)%	(1.8)%	(1.7)%	(1.1)%	(1.5)%
Currency translation	(2.1)%	(2.9)%	(3.8)%	(3.5)%	(3.1)%
Total*	(3.4)%	(11.4)%	(10.1)%	(19.3)%	(11.1)%
* Totals may be impacted by rounding.

ADDITIONAL INFORMATION
FOURTH QUARTER AND FULL YEAR 2022
(unaudited)(amounts in thousands except share data and where otherwise indicated)
Acquisitions

During the fourth quarter of 2022, the Company completed the acquisition of Witte Pumps & Technology GmbH ("Witte") within the Pumps & Process Solutions segment for $81,293, net of cash acquired and subject to customary post-closing adjustments.

For the full year 2022, the Company acquired three businesses in separate transactions for total consideration of $312.9 million, net of cash acquired and subject to contingent consideration. The businesses were acquired to complement and expand upon existing operations within the Pumps & Process Solutions segment. The purchase price allocation for our acquisitions is preliminary and subject to change during the measurement period.

Dispositions

The Company had one immaterial disposition the full year of 2022.

Restructuring and Other Costs (Benefits)

During the fourth quarter and year ended December 31, 2022, restructuring and other costs (benefits) included restructuring charges of $10.7 million and $30.5 million, respectively, and other costs of $1.2 million and $8.5 million, respectively. For the full year 2022, restructuring expense was comprised primarily of restructuring programs initiated in 2021 and 2022 in response to demand conditions and broad-based operational efficiency initiatives focusing on footprint consolidation. Other costs (benefits) were comprised primarily of non-cash foreign currency translation losses due to the substantial liquidation and exit from certain Latin America countries in our Climate & Sustainability Technologies segment.

($ in millions)	2022		2021
	Q4	FY	Q4	FY
Engineered Products	$0.5	$6.5	$0.5	$0.8
Clean Energy & Fueling	4.8	9.6	0.5	3.8
Imaging & Identification	2.9	6.4	4.3	6.5
Pumps & Process Solutions	2.0	4.7	0.2	(0.4)
Climate & Sustainability Technologies	0.9	9.3	19.2	23.2
Corporate	0.8	2.6	2.0	4.5
Total*	$11.9	$39.0	$26.7	$38.4
* Totals may be impacted by rounding.

Tax Rate

The effective tax rate was 18.5% and 21.3% for the fourth quarters of 2022 and 2021, respectively. On a full year basis, the effective tax rate for 2022 and 2021 was 17.3% and 19.8%, respectively. The 2022 tax rate was primarily driven by favorable audit resolutions, including a reduction to income taxes previously recorded related to the Tax Cut and Jobs Act, and the 2021 tax rate was primarily driven by favorable audit resolutions and the tax benefit of share award exercises.

Share Repurchases

During 2022, the Company received a total of 3,892,295 shares upon completion of an accelerated share repurchase agreement (the "ASR Agreement") for $500 million. The total number of shares ultimately repurchased under the ASR Agreement was based on the volume-weighted average share price of Dover's common stock during the calculation period of the ASR Agreement, less a discount, which was $128.46 over the term of the ASR Agreement.

During the year ended December 31, 2022, the Company purchased, exclusive of the ASR Agreement, approximately 641,428 shares of its common stock for a total cost of $85 million, or $132.52 per share. As of December 31, 2022, 15,283,326 shares remain authorized for repurchase under the November 2020 share repurchase authorization.

ADDITIONAL INFORMATION (CONTINUED)
FOURTH QUARTER AND FULL YEAR 2022
(unaudited)(amounts in thousands except share data and where otherwise indicated)

Capitalization

The following table provides a reconciliation of total debt and net debt to net capitalization to the most directly comparable GAAP measures:

Net Debt to Net Capitalization Ratio (Non-GAAP)	December 31, 2022	December 31, 2021
Commercial paper	$734,936	$105,000
Other	836	702
Short-term borrowings	$735,772	$105,702
Long-term debt	2,942,513	3,018,714
Total debt	3,678,285	3,124,416
Less: Cash and cash equivalents	(380,868)	(385,504)
Net debt	3,297,417	2,738,912
Add: Stockholders' equity	4,286,366	4,189,528
Net capitalization	$7,583,783	$6,928,440
Net debt to net capitalization	43.5%	39.5%

Quarterly Cash Flow

	2022					2021
	Q1	Q2	Q3	Q4	FY 2022	Q1	Q2	Q3	Q4	FY 2021
Net Cash Flows Provided By (Used In):
Operating activities	$23,683	$178,773	$264,625	$338,643	$805,724	$177,184	$260,073	$351,329	$327,279	$1,115,865
Investing activities	(46,963)	(68,890)	(286,208)	(138,863)	(540,924)	(29,572)	(121,631)	(135,439)	(706,111)	(992,753)
Financing activities	(75,204)	120,469	(178,844)	(126,686)	(260,265)	(124,239)	(75,949)	(74,610)	24,918	(249,880)

Quarterly Free Cash Flow (Non-GAAP)

	2022					2021
	Q1	Q2	Q3	Q4	FY 2022	Q1	Q2	Q3	Q4	FY 2021
Cash flow from operating activities	$23,683	$178,773	$264,625	$338,643	$805,724	$177,184	$260,073	$351,329	$327,279	$1,115,865
Less: Capital expenditures	(50,381)	(50,196)	(65,462)	(54,923)	(220,962)	(31,260)	(41,971)	(47,926)	(50,308)	(171,465)
Free cash flow	$(26,698)	$128,577	$199,163	$283,720	$584,762	$145,924	$218,102	$303,403	$276,971	$944,400

Cash flow from operating activities as a percentage of revenue	1.2%	8.3%	12.3%	15.8%	9.5%	9.5%	12.8%	17.4%	16.5%	14.1%

Cash flow from operating activities as a percentage of adjusted net earnings	8.6%	57.8%	81.7%	111.1%	66.4%	67.4%	86.9%	121.8%	126.5%	100.6%

Free cash flow as a percentage of revenue	(1.3)%	6.0%	9.2%	13.3%	6.9%	7.8%	10.7%	15.0%	13.9%	11.9%

Free cash flow as a percentage of adjusted net earnings	(9.7)%	41.6%	61.5%	93.1%	48.2%	55.5%	72.9%	105.2%	107.1%	85.2%

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted net earnings, net debt, net capitalization, net debt to net capitalization ratio, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets and charges related to fair value step-ups for acquired inventory sold during the period. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share or adjusted earnings per share represent diluted EPS adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits, Tax Cuts and Jobs Act, and gain/loss on dispositions.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Net debt represents total debt minus cash and cash equivalents. Net capitalization represents net debt plus stockholders' equity. Net debt to net capitalization ratio is net debt divided by net capitalization. Net debt to net capitalization is helpful in evaluating our capital structure and the amount of leverage we employ.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted net earnings equals free cash flow divided by adjusted net earnings. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods. We do not provide a reconciliation of forward-looking organic revenue to the most directly comparable GAAP financial measure pursuant to the exception provided in Item 10(e)(1)(i)(B) of Regulation S-K because we are not able to provide a meaningful or accurate compilation of reconciling items. This is due to the inherent difficulty in accurately forecasting the timing and amounts of the items that would be excluded from the most directly comparable GAAP financial measure or are out of our control. For the same reasons, we are unable to address the probable significance of unavailable information which may be material.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisitions and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet been satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.